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                                                                  EXHIBIT (n)(2)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings Florida Insured Fund II:

We consent to the use in this Registration Statement on Form N-2 of our report dated February 18, 1998 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.

/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 2, 1998